EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 15, 2014, with respect to the consolidated financial statements of VIP Loyalty, Inc. contained in the Registration Statement Form S-1/A, and to the use of our name as it appears under the caption “Experts”.

/s/ Terry L. Johnson, CPA
Terry L. Johnson, CPA
Casselberry, Florida

February 26, 2014